UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011

THE PANTRY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Gregson Drive Cary, North Carolina	27511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 774-6700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced and disclosed on a Form 8-K filed with the Securities and Exchange Commission on June 1, 2011, R. Brad Williams, the Company’s former Senior Vice President, Operations, resigned effective May 31, 2011.  On July 11, 2011, Mr. Williams and the Company entered into a Separation Agreement (the “Separation Agreement”), a copy of which is attached hereto as Exhibit 10.1, pursuant to which Mr. Williams will receive the severance benefits described in Section 4.2 of the Employment Agreement that he had previously executed with the Company. These benefits consist principally of the continuation of salary payments and medical benefits for one year, with the salary amount to be reduced by any amounts that Mr. Williams earns through other employment during such period.

The description of the Separation Agreement contained herein is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Separation Agreement by and between Robert B. Williams and the Company dated July 11, 2011 (represents a management contract or compensatory plan or arrangement)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

	By:	/s/ Mark R. Bierley
Mark R. Bierley Senior Vice President, Chief Financial Officer
and Secretary
Date: July 14, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement by and between Robert B. Williams and the Company dated July 11, 2011 (represents a management contract or compensatory plan or arrangement)